EXHIBIT 99.1

Black Tusk Minerals Files Canadian Prospectus

VANCOUVER, BRITISH COLUMBIA – December 12, 2011 – Black Tusk Minerals Inc. (OTCBB: BKTK) (the “Company”) is pleased to announce that the Company has filed a prospectus with the securities regulatory authorities in the province of Alberta to enable the Company to become a reporting issuer pursuant to applicable securities legislation in the province of Alberta. On December 8, 2011, the Alberta Securities Commission issued a receipt for the Company’s amended and restated preliminary long form prospectus dated December 6, 2011.

The Company intends on applying to list its securities on the Canadian National Stock Exchange. Listing will be subject to fulfilling all of the listing requirements of the Canadian National Stock Exchange which includes the Company becoming a reporting issuer in a Canadian jurisdiction. There can be no assurances that the Company will be able to obtain such status or be listed on any stock exchange.

For more information, please see our current report on Form 8-K filed with the United States Securities and Exchange Commission (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com).

About Black Tusk Minerals Inc.

Black Tusk Minerals Inc. is a mineral exploration company focused on the exploration and development of mineral prospects worldwide.  Most notably, the Company owns a 99% interest in 19 mineral claims, known as the Altococha concessions, in the District of Huanza, Province of Huarochiri, Department of Lima, Peru.

ON BEHALF OF THE BOARD OF DIRECTORS BLACK TUSK MINERALS INC.:

/s/ “Gavin Roy”
GAVIN ROY
President
Phone: 360-930-3910

This news release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws.  Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Cautionary Note Regarding Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on August 30, 2011, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q/A, as filed with the SEC on November 9, 2011, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ).  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.